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                                                                  EXHIBIT 23.3

                        INDEPENDENT ENGINEER'S CONSENT

   We consent to the incorporation by reference in this Registration Statement of California Energy Company, Inc. (the "Company") on Form S-3 of our report dated June 1995 of our analysis of the Salton Sea Project and Partnership Project facilities included in the Company's Form 8-K dated June 23, 1995 and to the reference to our name therein.

STONE & WEBSTER ENGINEERING CORPORATION

Denver, Colorado
June 23, 1995